CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 333-123467 on Form N-1A of our report dated May 24, 2013, relating to the financial statements and financial highlights of Mercer Funds, comprising Mercer US Large Cap Growth Equity Fund, Mercer US Large Cap Value Equity Fund, Mercer US Small/Mid Cap Growth Equity Fund, Mercer US Small/Mid Cap Value Equity Fund, Mercer Non-US Core Equity Fund, Mercer Core Fixed Income Fund (formerly Mercer Core Opportunistic Fixed Income Fund), Mercer Emerging Markets Equity Fund, Mercer Global Low Volatility Equity Fund and Mercer US Short Maturity Fixed Income Fund, appearing in the Annual Report on Form N-CSR of the Mercer Funds for the year ended March 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 25, 2013